-16-

                                                                    Exhibit 99.1

         Written Statement of the President and Chief Executive Officer
                          Pursuant to 18 U.S.C ss.1350

     In connection with the Quarterly Report on Form 10-Q of the Bureau of National Affairs, Inc. (the "Company"), for the period ending September 7, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, the undersigned President and Chief Executive Officer of the Company, hereby certify based on my knowledge and solely for the purposes of complying with 18 U.S.C. ss. 1350, that:

     1. The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and that

     2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 October 11, 2002                       s/Paul N. Wojcik
------------------                      ------------------------------
       Date                             Paul N. Wojcik
                                        President and Chief Executive Officer